MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors, Audit Committee & Shareholders

TipMeFast, Inc.

We consent to the use of our report dated February 23, 2020 and dual dated November 17, 2020 in the S-1 filing with the SEC with respect to the balance sheets of TipMeFast, Inc. as of December 31, 2019 (restated) and 2018 (restated) and the related restated statements of operations, changes in stockholders’ equity/(deficit) and cash flows for the years ended December 31, 2019 (restated) and 2018 (restated), and the related notes (collectively referred to as “financial statements”).

Michael Gillespie & Associates, PLLC

Seattle, Washington

November 10, 2021

/S/ Michael Gillespie & Associates, PLLC

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Tipmefast Inc.

We consent to the use of our report dated March 11, 2021 with respect to the financial statements of Tipmefast Inc. as of December 31, 2020 and 2019 (restated) and the related statements of operations, shareholders’ deficit and cash flows for the years then ended.

Michael Gillespie & Associates, PLLC

Seattle, Washington

November 10, 2021

/S/ Michael Gillespie & Associates, PLLC